                                                                    Exhibit 99.1

                 SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2006

         MT. LAUREL, NEW JERSEY, AUGUST 8, 2006 . . . SL INDUSTRIES,  INC. (AMEX
& PHLX:  SLI)  announced  today that net sales for the second quarter ended June
30, 2006 were  $43,114,000,  compared to $31,259,000 for the second quarter last year, an increase of $11,855,000,  or 38%. Net income from continuing operations was  $2,107,000,  or $0.36  per  diluted  share,  compared  to net  income  from continuing  operations of $1,358,000,  or $0.24 per diluted share,  for the same period in 2005. Second quarter results include the financial performance of Ault
Incorporated ("Ault"), which was acquired on January 26, 2006. Net sales of Ault for the  second  quarter  were  $12,324,000,  with  income  from  operations  of
$1,606,000.

         Net sales from continuing  operations for the six months ended June 30,
2006 were  $82,399,000,  compared to net sales of $63,715,000 for the six months ended June 30,  2005,  an  increase  of  $18,684,000,  or 29%.  Net income  from continuing operations for the six months ended June 30, 2006 was $3,340,000,  or
$0.58 per diluted share,  compared to net income from  continuing  operations of
$3,327,000, or $0.58 per diluted share, for the same period last year. Net sales of Ault for the six month  period  ended June 30,  2006 were  $20,929,000,  with income from operations of $1,983,000.

         Loss from discontinued operations was $297,000 for the first six months of 2006,  compared to a loss from  discontinued  operations  of $301,000 for the same period last year.  As a result,  for the  six-month  period  ended June 30,
2006, the Company recorded net income of $3,043,000, or $0.52 per diluted share, compared to net income of $3,026,000,  or $0.53 per diluted share,  for the same period last year.

         Results for the Company's  four  business  segments were mixed over the first six months of 2006. SL Power  Electronics Corp. (which was created through the  consolidation  of Condor D.C. Power  Supplies,  Inc. and Ault) recorded net sales of  $41,162,000  and operating  income of  $3,343,000,  as compared to net sales of $22,384,000  and operating  income of $2,428,000 for the same period in
2005.  The results of SL Power  Electronics  Corp.  includes the results of Ault from the acquisition date of January 26, 2006. Teal Electronics  Corp.  recorded net sales of $17,792,000 and operating income of $2,835,000,  as compared to net sales of $15,237,000 and operating income of $2,135,000 for the same period last year. SL  Montevideo  Technology,  Inc.  recorded net sales of  $12,688,000  and operating  income of  $501,000,  as  compared  to net sales of  $13,680,000  and operating income of $1,824,000 for the first six months of 2005. RFL Electronics
Inc.  recorded net sales of  $10,757,000  and operating  income of $710,000,  as compared to net sales of $12,414,000 and operating  income of $1,316,000 for the same period last year.

         Engineering and product  development  expenses for the first six months of 2006 increased by $1,453,000,  or approximately  30%, as compared to the same period last year.  The  acquisition  of Ault  accounted  for  $1,300,000  of the increased engineering expenses. SL-MTI also recorded an increase of $217,000, or
19%,  attributable to increased ongoing  development jobs and decreased customer funded programs.

         The  Company  reported  net new  orders of $49.2  million in the second quarter  of 2006,  compared  to net new  orders of $32.4  million  in the second quarter of 2005.  Backlog at June 30,  2006 was $58.0  million,  as  compared to
$42.7 million a year earlier.

         Commenting on the results, James Taylor,  President and Chief Executive
Officer of SL Industries,  said, "In general,  the Company's  business  segments rebounded  nicely  after a  difficult  first  quarter.  Increased  sales  at the
Company's Power Electronics  Group,  comprised of SL Power Electronics Corp. and
Teal  Electronics  Corp.,  were driven by strong demand from  semiconductor  and medical equipment manufacturers.  Margins at SL Power Electronics Corp. declined as a result of the  acquisition of Ault and are expected to steadily  improve as the business is fully consolidated."

         Taylor  added,  "This quarter we  introduced  the SL Power  Electronics
Corp., which was formed by the consolidation of Condor D.C. Power Supplies, Inc.
and Ault Incorporated.  This new power electronics company operates out of seven locations in four  countries.  It has been very well received by our  customers,
who  increasingly  require  global  sourcing   capabilities.   With  its  global
infrastructure  established,  SL Power  Electronics  Corp.  intends  to  further penetrate  international  markets, with plans underway to expand its presence in the People's  Republic of China and to open a new sales office in Germany in the third quarter."

         "The one exception to the Company's quarter-to-quarter  improvement was attributable to the performance of SL Montevideo Technology, Inc., the Company's motion controls division.  The continued  deferral of defense-related  aerospace orders decreased sales volume and caused manufacturing inefficiencies at SL-MTI.
Although  the number of  programs  under  development  in both the  defense  and commercial  aerospace markets are increasing,  lower order volumes required that the division  lay-off 82 employees in the second quarter.  The layoffs  entailed separation  payments of $182,000 during the period.  We expect sales to increase slowly for the  remainder of the year and are taking  action to further  improve operations."

         "RFL  Electronics'  net sales improved in the second quarter,  but have been affected by weak bookings for its carrier  communications  product line. In addition, a number of anticipated utility system upgrades have been postponed in
North  America.  We expect  improved  results at RFL for the second  half,  as a result  of the  growing  market  acceptance  of  several  new  products  and the increasing  need  for  capital  investment  in  the  nation's  electric  utility transmission infrastructure."

                                                                               2

         Taylor  continued,  "Corporate  and  other  expenses,  which  relate to corporate administration, strategic management and oversight, capital financing, risk  management,  corporate  governance  and  controls,  legal  and  litigation activities  and public  reporting  expenses  were  $2,356,000  for the six-month period ended June 30,  2006,  as compared to  $2,876,000  for the same period in
2005.  Corporate  expenses decreased to 3% of net sales for the six months ended
June 30, 2005, as compared to 5% of net sales for the same period last year."

         Taylor concluded,  "On May 17, the Company held its Annual Shareholders
Meeting, at which time shareholders re-elected all of the directors standing for re-election  by  margins  exceeding  90%.  On  behalf  of the  entire  Board  of
Directors, we thank our shareholders for their continued support."

ABOUT SL INDUSTRIES, INC.
         SL   Industries,   Inc.   designs,   manufactures   and  markets  power
electronics,  power motion, power protection,  teleprotection and communications equipment and systems that is used in a variety of medical, aerospace, computer,
datacom,  industrial,   telecom,   transportation  and  electric  power  utility
applications.  For more information about SL Industries,  Inc. and its products, please visit the Company's web site at WWW.SLINDUSTRIES.COM.

FORWARD-LOOKING STATEMENTS
         This  press  release  contains   statements  that  are  forward-looking
statements within the meaning of the Private Securities Litigation Reform Act of
1995.  These  statements  are  based  on  current  expectations,  estimates  and projections about the Company's  business based, in part, on assumptions made by management.  These  statements  are not  guarantees  of future  performance  and involve  risks,  uncertainties  and  assumptions  that are difficult to predict.
Therefore,  actual  outcomes  and  results  may differ  materially  from what is expressed  or  forecasted  in such  forward-looking  statements  due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company,  changes in demand for the  Company's  products,  product  mix,  the  timing  of  customer  orders  and deliveries,  the impact of  competitive  products  and pricing,  constraints  on supplies of critical  components,  excess or  shortage of  production  capacity, difficulties  encountered in the  integration  of acquired  businesses and other risks  discussed  from time to time in the  Company's  Securities  and  Exchange
Commission filings and reports.  In addition,  such statements could be affected by general industry and market conditions and growth rates, and general domestic and international  economic conditions.  Such  forward-looking  statements speak only as of the date on which they are made,  and the Company does not  undertake any  obligation  to update any  forward-looking  statement to reflect  events or circumstances after the date of this release.

                                                 (TABLE ATTACHED)

CONTACT:
David Nuzzo, Chief Financial Officer
E-mail:  David.Nuzzo@slindustries.com
Phone:  856-727-1500, ext. 5515
Facsimile:  856-727-1683

                                                                               3

                                           SL INDUSTRIES, INC.
                                   SUMMARY CONSOLIDATED BALANCE SHEETS
                                             (In thousands)

                                                             June 30,    December 31,
                                                               2006          2005
                                                               ----          ----
                                                            (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                 $  --        $ 9,985
    Receivables, net                                           24,144       16,436
    Inventories, net                                           21,474       14,570
    Other current assets                                        5,778        3,203
                                                              -------      -------
       Total current assets                                    51,396       44,194
                                                              -------      -------

    Property, plant and equipment, net                         11,650        8,754
    Intangible assets, net                                     17,019       11,388
    Other assets                                                8,620        5,978
                                                              -------      -------
       Total assets                                           $88,685      $70,314
                                                              =======      =======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
    Long term debt due within one year                        $  --        $  --
    Other current liabilities                                  27,465       18,387
                                                              -------      -------
       Total current liabilities                               27,465       18,387
                                                              -------      -------

    Long term debt, less portion due within one year            6,822         --
    Other liabilities                                           4,359        5,282
    Shareholders' equity                                       50,039       46,645
                                                              -------      -------
       Total liabilities and shareholders' equity             $88,685      $70,314
                                                              =======      =======

                               SL INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                              Three Months Ended               Six Months Ended
                                                                                    June 30,                       June 30,
                                                                              2006            2005            2006             2005
                                                                          ----------      ----------      ----------      -----------

Net sales ..........................................................       $ 43,114        $ 31,259        $ 82,399        $ 63,715

Cost and expenses:
    Cost of products sold ..........................................         29,003          19,830          55,137          40,425
    Engineering and product development ............................          3,151           2,454           6,230           4,777
    Selling, general and administrative ............................          7,262           6,388          14,818          12,715
    Depreciation and amortization ..................................            590             497           1,181             971
                                                                           --------        --------        --------        --------
Total costs and expenses ...........................................         40,006          29,169          77,366          58,888
                                                                           --------        --------        --------        --------

Income from operations .............................................          3,108           2,090           5,033           4,827
Other income (expense):
    Amortization of deferred financing costs .......................            (22)           (112)            (44)           (224)
    Interest income ................................................              1              38              29              67
    Interest expense ...............................................           (170)            (61)           (299)           (149)
                                                                           --------        --------        --------        --------

Income from continuing operations before income taxes ..............          2,917           1,955           4,719           4,521

Income tax provision ...............................................            810             597           1,379           1,194
                                                                           --------        --------        --------        --------
Income from continuing operations ..................................          2,107           1,358           3,340           3,327
(Loss) from discontinued operations (net of tax) ...................           (185)           (231)           (297)           (301)
                                                                           --------        --------        --------        --------
Net income .........................................................       $  1,922        $  1,127        $  3,043        $  3,026
                                                                           ========        ========        ========        ========

BASIC NET INCOME (LOSS) PER COMMON SHARE ...........................                                                              *
    Income from continuing operations ..............................       $   0.37        $   0.25        $   0.59        $   0.60
    (Loss) from discontinued operations (net of tax) ...............          (0.03)          (0.04)          (0.05)          (0.05)
                                                                           --------        --------        --------        --------
    Net income .....................................................       $   0.34        $   0.20        $   0.54        $   0.55
                                                                           ========        ========        ========        ========

DILUTED NET INCOME (LOSS) PER COMMON SHARE .........................                                                              *
    Income from continuing operations ..............................       $   0.36        $   0.24        $   0.58        $   0.58
    (Loss) from discontinued operations (net of tax) ...............          (0.03)          (0.04)          (0.05)          (0.05)
                                                                           --------        --------        --------        --------
    Net income .....................................................       $   0.33        $   0.20        $   0.52        $   0.53
                                                                           ========        ========        ========        ========

Shares used in computing basic net income (loss)
    per common share ...............................................          5,631           5,533           5,620           5,503
Shares used in computing diluted net income (loss)
    per common share ...............................................          5,824           5,763           5,807           5,699

                               SL INDUSTRIES, INC
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (In thousands)
                                   (Unaudited)

                                                                              Three Months Ended               Six Months Ended
                                                                                    June 30,                       June 30,
                                                                              2006            2005            2006             2005
                                                                          ----------      ----------      ----------      -----------

Net income ................................................                 $ 1,922         $ 1,127         $ 3,043         $ 3,026
Other comprehensive income (net of tax):
    Foreign currency translation ..........................                      22              --              28              --
    Investments available for sale ........................                      --              34             (67)             47
                                                                           --------        --------        --------        --------

Comprehensive income ......................................                 $ 1,944         $ 1,161         $ 3,004         $ 3,073
                                                                           ========        ========        ========        ========

* Earnings per share does not total due to rounding.